                                                                     Exhibit 5.1






                         [HALE AND DORR LLP LETTERHEAD]


                                   May 16, 2000


NorthEast Optic Network, Inc.
2200 West Park Drive
Westborough, MA  01581

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-3 (File No. 333-34134) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities
 Act"), for the registration of an aggregate of 3,450,000 shares of Common Stock, $.01 par value per share (the "Shares"), of NorthEast Optic Network, a Delaware corporation (the "Company"), all of which Shares (including 450,000 Shares issuable upon exercise of an over-allotment option) will be sold by a certain stockholder of the Company (the "Selling Stockholder").

          The Shares are to be sold by the Selling Stockholder pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company, the Selling Stockholder and UBS Warburg LLC and Credit Suisse First Boston, as the underwriters named in the Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

         We are acting as counsel for the Company in connection with the sale by the Selling Stockholder of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         Our opinion below,  insofar as it relates to the Selling
Stockholder's shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company's receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

NorthEast Optic Network, Inc.
May 16, 2000
Page 2


         We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Underwriting Agreement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

         We express no opinion herein as to the laws of any state or jurisdiction other than the general corporation law of the State of Delaware, the state laws of the Commonwealth of Massachusetts and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that the Shares to be sold by the Selling Stockholder have been duly authorized and are validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

                                Very truly yours,




                                HALE AND DORR LLP